================================================================================


                       GOVERNMENT SECURITIES EQUITY TRUST

                          TRUST INDENTURE AND AGREEMENT

                  for all series formed on or subsequent to the
                         effective date specified below

                                      Among

                       PRUDENTIAL SECURITIES INCORPORATED
                                                                    As Depositor

                              THE BANK OF NEW YORK
                                                                      As Trustee

                                         KENNY S&P EVALUATION SERVICES,
                                       A DIVISION OF J.J. KENNY CO., INC.
                                                                    As Evaluator

                      ------------------------------------


                              Dated: July 18, 2000

================================================================================

                          TRUST INDENTURE AND AGREEMENT
                       GOVERNMENT SECURITIES EQUITY TRUST

                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----

ARTICLE I             DEFINITIONS.............................................................................8


ARTICLE II            DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST; ISSUANCE OF UNITS; FORM OF
                      CERTIFICATES...........................................................................11

   Section 2.01. Deposit of Securities.......................................................................11
   Section 2.02. Acceptance of Trust.........................................................................12
   Section 2.03. Issue of Units..............................................................................12
   Section 2.04. Form of Certificates........................................................................12
   Section 2.05. Deposit of Additional Securities............................................................12
   Section 2.06. Register of Units...........................................................................14

ARTICLE III           ADMINISTRATION OF TRUST................................................................15

   Section 3.01. Initial Costs...............................................................................15
   Section 3.02. Income Account..............................................................................16
   Section 3.03. Principal Account...........................................................................16
   Section 3.04. Reserve Account.............................................................................16
   Section 3.05. Distribution................................................................................16
   Section 3.06. Distribution Statements.....................................................................19
   Section 3.07. Replacement Securities......................................................................21
   Section 3.08. Sale of Securities..........................................................................21
   Section 3.09. Notice and Sale by Trustee..................................................................22
   Section 3.10. Notice to Depositor.........................................................................22
   Section 3.11. Trustee Not to Amortize.....................................................................23
   Section 3.12. Deferred Sales Charge.......................................................................23

ARTICLE IV            EVALUATION OF SECURITIES; EVALUATOR....................................................24

   Section 4.01. Evaluation by Evaluator.....................................................................24
   Section 4.02. Tax Reports.................................................................................24
   Section 4.03. Evaluator's Compensation....................................................................24
   Section 4.04. Liability of Evaluator......................................................................25
   Section 4.05. Successor Evaluator.........................................................................25


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
ARTICLE V             TRUST EVALUATION; REDEMPTION, PURCHASE, TRANSFER, INTERCHANGE OR
                      REPLACEMENT OF CERTIFICATES............................................................27

   Section 5.01. Trust Evaluation............................................................................27
   Section 5.02. Redemptions by Trustee; Purchases by Depositor..............................................27
   Section 5.03. Transfer or Interchange of Certificates.....................................................29
   Section 5.04. Certificates Mutilated, Destroyed, Stolen or Lost:..........................................30

ARTICLE VI            TRUSTEE................................................................................31

   Section 6.01. General Definition of Trustee's Liabilities, Rights and Duties..............................31
   Section 6.02. Books, Records and Reports..................................................................34
   Section 6.03. Indenture and List of Securities on File....................................................34
   Section 6.04. Compensation................................................................................34
   Section 6.05. Removal and Resignation of Trustee; Successor...............................................36
   Section 6.06. Qualifications of Trustee...................................................................37

ARTICLE VII           RIGHTS OF UNIT HOLDERS.................................................................37

   Section 7.01. Beneficiaries of Trust......................................................................37
   Section 7.02. Rights, Terms and Conditions................................................................38

ARTICLE VIII          DEPOSITOR..............................................................................38

   Section 8.01. Liabilities; Power of Attorney..............................................................38
   Section 8.02. Discharge...................................................................................39
   Section 8.03. Successors..................................................................................40
   Section 8.04. Resignation.................................................................................40
   Section 8.05. Additional Depositors.......................................................................40
   Section 8.06. Exclusions from Liability...................................................................41

ARTICLE IX            ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS.........................................42

   Section 9.01. Amendments..................................................................................42
   Section 9.02. Notice of Amendment.........................................................................42
   Section 9.03. Termination.................................................................................42
   Section 9.04. Construction................................................................................45
   Section 9.05. Registration of Units.......................................................................45


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                                                                                                             ----

   Section 9.06. Written Notice..............................................................................45
   Section 9.07. Severability................................................................................45
   Section 9.08. Dissolution of Depositors Not to Terminate..................................................45
   Section 9.09. Name........................................................................................46

   EXECUTION.................................................................................................46
   ACKNOWLEDGMENTS...........................................................................................48

                            - - - - - - - - - - - - -

This Table of Contents does not constitute part of the Indenture.

                  TRUST INDENTURE AND AGREEMENT dated July 18, 2000 among PRUDENTIAL SECURITIES INCORPROATED as Depositor, The Bank of New York as Trustee, and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as Evaluator.

                  WITNESSETH that:

                  WHEREAS, Prudential Securities Incorporated, the Trustee and the Evaluator are entering into this Trust Indenture and Agreement for the purpose of establishing certain of the terms, covenants and conditions of the Government Securities Equity Trust Series 10, and each subsequent Series which may be established from time to time hereafter, incorporating by reference the terms hereof; and

                  WHEREAS, for the Government Securities Equity Trust Series 10, and each subsequent Series of the Government Securities Equity Trust, to which this Trust Indenture and Agreement is applicable, the Depositor, the Trustee, and the Evaluator shall execute a separate Reference Trust Agreement incorporating by reference this Trust Indenture and Agreement and effecting any amendment, supplement or variation from or to such incorporation by reference with respect to the related series, and specifying for that series: (i) the United States Treasury obligations and Fund Shares deposited in trust and the number of Units delivered by the Trustee in exchange for the United States Treasury Obligations and Fund Shares pursuant to Section 2.03; (ii) the initial fractional undivided interest represented by each Unit in each Trust; (iii) the first Settlement Date; (iv) the first Quarterly Computation Date; (v) the first Quarterly Distribution Date; (vi) the first Quarterly Record Date; (vii) the name of the Depositor; and (viii) any other change or addition contemplated or permitted by this Trust Indenture and Agreement; (ix) if units are uncertificated or certificated; and

                  WHEREAS, the Depositor will acquire and, concurrently with the execution and delivery of the appropriate Reference Trust Agreement, will deposit in trust with the Trustee the United States Treasury Obligations and Fund Shares to be listed in the Schedules thereto, all to be held by the Trustee in trust upon the terms and conditions hereinafter set forth as amended, supplemented or varied by such Reference Trust Agreement, for the use and benefit of all registered holders of units of fractional undivided interest in the Trust to which such Reference Trust Agreement relates; and

                  WHEREAS, concurrently with the receipt of the aforesaid deposit, the Trustee will record on its books the ownership by the Depositor thereof of units of fractional undivided interest in such Securities and in the Income Account and the Principal Account maintained under this Indenture in the manner hereinafter provided (which units of fractional undivided interest so recorded respectively will represent in the aggregate 100% of the beneficial interest established hereby in such Securities, Income Account and Principal Account) and, if the Depositor directs that the units be represented by certificates, will execute in the name of the Depositor thereof certificates representing the ownership of the aggregate number of Units specified in such Reference Trust Agreement (hereinafter called the "Certificates") and, if the Depositor directs that the units will be uncertificated, the Trustee will execute in the name of the Depositor a receipt for the aggregate number of units specified in such Reference Trust Agreement and deliver same to such Depositor; and

                  WHEREAS, the form of the Certificates shall be substantially as follows:

No. ______                                                        ________ Units


                            CERTIFICATE OF OWNERSHIP

                                 --evidencing--

                              An Undivided Interest

                                   --in the--

                       GOVERNMENT SECURITIES EQUITY TRUST

                                     SERIES

                                                                   CUSIP

                                                                  [___________]
                                                                  [___________]

                  This is to certify that _______ is the owner and registered
holder of this Certificate evidencing the ownership of       Unit(s) of
undivided interest in the Series of the Government Securities Equity Trust that is specified on the face hereof (hereinafter called the "Trust"). The Trust was created by the Trust Indenture and Agreement applicable to this Series of the Government Securities Equity Trust, as amended, supplemented or varied by the Reference Trust Agreement applicable to this Series of the Government Securities Equity Trust (such Trust Indenture and Agreement as amended, supplemented or varied by such Reference Trust Agreement being hereinafter called the "Indenture"), among PRUDENTIAL SECURITIES INCORPORATED (hereinafter called the "Depositor"), The Bank of New York (hereinafter called the "Trustee") and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. (hereinafter called the "Evaluator"). The Trust consists of (1) such of the United States Treasury Obligations (hereinafter called the "Treasury Obligations") and mutual fund shares (hereinafter called the "Fund Shares") listed in the Schedule of the Reference Trust Agreement relating to the Trust, and contracts for the purchase of such securities and certified checks, cash or an irrevocable letter of credit issued by a commercial bank, or a combination thereof in the amount required for such purpose (collectively referred to as the "Securities") and such of the Additional Securities that may be deposited in the Trust, and any other securities that may be deposited in the Trust as Replacement Securities, as may from time to time continue to be held as part of the Trust and (2) such cash amounts as from time to time may be held in the Income Account and the Principal Account for the Trust maintained under the Indenture in the manner described in this Certificate.

                  At any given time this Certificate shall represent a fractional undivided interest in the Trust, the numerator of which fraction shall be the number of Units set forth on the face hereof and the denominator of which shall be the sum of the total of all Units of the Trust which are outstanding at such time.

                  The Depositor hereby grants and conveys all of its right, title and interest in and to the Trust to the extent of the fractional undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Indenture, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

                  The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee at its corporate trust office in the City of New York, and upon payment of any tax or other governmental charges, to receive, on the third business day following the day on which such tender is made, an amount in cash equal to the evaluation of the fractional undivided interest in the Trust evidenced by this Certificate, upon the basis provided for in the Indenture. The right of redemption may be suspended and the date of payment may be postponed for any period during which the New York Stock Exchange is closed or trading on that Exchange is restricted, for any period during which an emergency exists so that disposal of the Securities held in the Trust is not reasonably practicable or it is not reasonably practicable to determine fairly the value of such Securities, or for such other periods as the Securities and Exchange Commission may by order permit.

                  Dividend income and l2b-1 fee rebate amounts received by the Trustee as part of the Trust shall be credited by the Trustee to the Income Account of the Trust. The fractional undivided interest represented by this Certificate in the balance in the Income Account of the Trust (after the deductions referred to below) shall be computed as of the Quarterly Computation Date and paid on or shortly after the Quarterly Distribution Date to Unit Holders of record on the Quarterly Record Date immediately preceding the Quarterly Distribution Date. The next computation shall be made as of the next succeeding Quarterly Computation Date, and thereafter as of each succeeding Quarterly Computation Date.

                  All monies (other than dividend income and 12b-1 fee rebate amounts) received by the Trustee as part of the Trust (including amounts received from the sale, liquidation, redemption or maturity of any Securities held in the Trust) shall be credited by the Trustee to a separate Principal Account. The fractional undivided interest represented by this Certificate in the cash balance in the Principal Account of the Trust (after the deductions referred to below) shall be computed quarterly as of the Quarterly Computation Date. An amount in cash equal to the sum of said fractional undivided interest in the Income and Principal Accounts, shall be distributed on the Quarterly Distribution Date or within a reasonable period of time thereafter, to Unit Holders of record on the Quarterly Record Date immediately preceding the Quarterly Distribution Date. Notwithstanding the foregoing, the Trustee shall not be required to make a distribution unless the aggregate cash balance available for distribution in the Income and Principal Accounts is at least the minimum amount specified in the Prospectus. However, not less than once per year, on a Quarterly Distribution Date, the Trustee shall distribute the entire cash balance in the Income and Principal Accounts available for distribution unless the Trustee receives the agreement of the Depositor to forego a distribution.

                  From time to time deductions shall be made from the Income Account and Principal Account, as more fully set forth in the Indenture, for redemptions of Units, compensation of the Trustee and Evaluator, reimbursement of certain expenses incurred by or on behalf of the Trust, certain legal expenses and payment of, or the establishment of a reserve for, applicable taxes, if any.

                  Within a reasonable period of time after the end of each calendar year, but not later than the time required by any applicable law, the Trustee shall furnish to the registered holder of this Certificate a statement setting forth, among other things, the amounts received and deductions therefrom and the amounts distributed during the preceding year in respect of dividend income, capital gain, and sales, redemptions, liquidation, or maturities of Securities held in the Trust.

                  This Certificate shall be transferable by the registered holder hereof by presentation and surrender hereof at the corporate trust office of the Trustee properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the registered holder hereof or his authorized attorney. Certificates of the Trust are interchangeable for one or more Certificates in an equal aggregate number of units of undivided interest in the Trust at the corporate trust office of the Trustee, in denominations of a single unit of undivided interest or any multiple thereof.

                  The holder hereof may be required to pay a charge of $2.00 per Certificate issued in connection with the transfer or interchange of this Certificate and will be required to pay any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.

                  The holder of this Certificate, by virtue of the acceptance hereof, assents to and shall be bound by the terms of the Indenture, a copy of which is on file and available for inspection at the corporate trust office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.

                  The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

                  The Trust shall terminate upon the maturity, redemption, sale or other disposition of the last Security held therein, provided, however, that in no event shall the Indenture and the Trust continue beyond the date set forth in Part II of the Reference Trust Agreement. The Indenture also provides that the Trust may be terminated at any time by the written consent of the holders of 51% of the units of undivided interest in the Trust and under certain circumstances which include a decrease in the aggregate value of the Trust assets to less than 40% of the maturity amounts of the Treasury Obligations calculated after the most recent deposit of the Treasury Obligations in the Trust. Upon any termination, the Trustee shall fully liquidate the Securities then held, if any (unless the Unit Holder notifies the Trustee, in writing, of an election to receive Fund Shares in-kind, in which event the Trustee shall distribute to the Unit Holder such amount of Fund Shares in-kind), and distribute pro rata the cash and property then held in the Trust upon surrender of the Certificates, all in the manner provided in the Indenture. Upon termination, the Trustee shall be under no further obligation with respect to the Trust, except to hold the funds in trust without interest until distribution as aforesaid and shall have no duty upon any such termination to communicate with the holder hereof other than by mail at the address of such holder appearing in the registration books of the Trustee.

                  This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Indenture.

                  IN WITNESS WHEREOF, Prudential Securities Incorporated has caused this Certificate to be executed in facsimile by an authorized officer; and The Bank of New York, as Trustee, has caused this Certificate to be executed in its corporate name by an authorized officer.

Dated:

                            PRUDENTIAL SECURITIES INCORPORATED, DEPOSITOR

                            By:
                                   ---------------------------------------------
                                   Authorized Officer

                            THE BANK OF NEW YORK, TRUSTEE

                            By:
                                   ---------------------------------------------
                                                Authorized Officer

                  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM       as tenants in common                  UNIF GIFT MIN ACT _____ Custodian ______
                                                                     (Cust)           (Minor)
TEN ENT       as tenants by the                          under Uniform Gifts to Minors
              entireties

JT TEN        as joint tenants with right           Act______________________________________
              of survivorship and not as                                       (State)
              tenants in common

                  Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

For Value Received ___________________________________________________________

Please insert Social Security or Other
         Identifying Number of Assignee
[                              ]
hereby sells, assigns and transfers unto___________________________________
___________________________________________________________________________
the within Certificate and does hereby irrevocably constitute and appoint __________________________________________________________ attorney, to transfer the within Certificate on the books of the Trustee, with full power of substitution in the premises.
Dated:

                                            ------------------------------------

                                            The signature(s) to this assignment
                                            must correspond with the name(s) as
                                            written upon the face of the
                                            certificate without alteration or
                                            enlargement or any change whatever.

                                            Signature guarantee should be made
                                            by the Depositor, a member of the
                                            New York, American, Midwest or
                                            Pacific Stock Exchange, or by a
                                            commercial bank or trust com-
                                            pany having its principal office or
                                            correspondent in the City of New
                                            York.

                                            Signature Guarantee

                                            ------------------------------------

                                            ------------------------------------


                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee and the Evaluator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

                    (1) "Additional Securities" shall mean such Securities (as defined herein) as are listed in Supplementary Schedules of the Reference Trust Agreement and which have been deposited to effect an increase over the number of Units initially specified in Part II of the Reference Trust Agreement.

                    (2) "Additional Units" shall mean such Units (as defined herein) as are issued in respect of Additional Securities.

                    (3) "Basic Agreement" shall mean this Trust Indenture and Agreement dated as indicated on the cover page hereof as originally executed, or if amended as hereinafter provided, as so amended, exclusive of the terms contained in any related Reference Trust Agreement.

                    (4) "Business day" shall mean any day other than a Saturday or Sunday or, in the City of New York, a legal holiday, or a day on which banking institutions are authorized by law to close.

                    (5) "Certificate" shall mean any one of the certificates executed by the Trustee and the Depositor evidencing ownership of an undivided fractional interest in the Trust, if the Units are certificated as provided in the Reference Trust Agreement for a Trust.

                    (6) "Contract Securities" shall mean Securities which are to be acquired by the Trust pursuant to contracts which have been assigned to the Trustee, including (i) Securities listed in the Schedule to the Reference Trust Agreement and Supplementary Schedules thereto, (ii) Securities listed in Schedules of Supplemental Reference Trust Agreements and (iii) Securities which the Depositor has contracted to purchase for the Trust pursuant to Section 3.07.

                    (7) "Deferred Sales Charge" shall mean any deferred sales charge payable in accordance with the provisions of Section 3.12 hereof, as set forth in the prospectus for a Trust.

                    (8) "Depositor" of the Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

                    (9) "Evaluation Time" shall mean as of the close of regular trading on the New York Stock Exchange (ordinarily 4:00 p.m. New York time) or such other time set forth in the Prospectus for a Trust.

                    (10) "Evaluator" shall mean J.J. Kenny Co., Inc. or any corporation into which such firm may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which such firm shall be a party, or any firm succeeding to all or substantially all of the business of such firm; or any successor evaluator as hereinafter provided for.

                   (11) "Fund" shall mean the mutual fund set forth in Part II of the Reference Trust Agreement.

                   (12) "Fund Shares" shall mean shares of the Fund set forth in
         Part II of the Reference Trust Agreement relating to such Trust or contracts and funds for the purchase thereof.

                   (13) "Indenture" shall mean the Basic Agreement, as further amended, supplemented or varied by the Reference Trust Agreement.

                   (14) "Quarterly Computation Date" of a Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement relating to such Trust.

                   (15) "Quarterly Distribution Date" of a Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement relating to such Trust.

                   (16) "Quarterly Record Date" of a Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement relating to such Trust.

                   (17) "Reference Trust Agreement" shall mean a supplement to the Basic Agreement, the purpose of which shall be to amend, supplement and/or vary certain of the terms contained in the Basic Agreement. Each Reference Trust Agreement together with the Basic Agreement to the extent that such Reference Trust Agreement incorporates it by reference, defines all the terms, rights and duties relevant to the series of the Government Securities Equity Trust, to which such Reference Trust Agreement relates.

                   (18) "Supplemental Reference Trust Agreement" shall mean a document pursuant to which Additional Securities are deposited or acquired in connection with an increase in the number of Units initially specified in a Reference Trust Agreement.

                   (19) "Replacement Treasury Obligation" shall mean a Treasury Obligation purchased by the Trustee pursuant to Section 3.07 hereof.

                   (20) "Securities" shall mean both the Fund Shares and the United States Treasury Obligations held in trust and listed on a schedule attached to the Reference Trust Agreement and on any supplemental schedule thereto, including contracts for the purchase of such securities, and certified checks, cash or an irrevocable letter of credit issued by a commercial bank, or a combination thereof in the amount required for such purpose.

                   (21) "Trust" shall mean the trust created by this Indenture, which trust shall be denominated as indicated in Part II of the Reference Trust Agreement relating to such trust and which shall consist of the Securities held pursuant and subject to this Indenture together with all undistributed dividend income or other amounts received or accrued thereon, and any undistributed net capital gains and proceeds realized from the disposition of Securities.

                   (22) "Trustee" shall mean The Bank of New York, or any successor trustee as hereinafter provided for.

                   (23) "Unit" shall represent a fractional undivided interest in and ownership of the Trust initially equal to the fraction specified for the Trust in Part II of the Reference Trust Agreement relating to the Trust. From time to time, the denominator of each of these fractions shall be decreased by the number of any such Units redeemed as provided in Section 5.02 hereof and increased by the number of any Additional Units created pursuant to Section 2.05 hereof.

                   (24) "Unit Holder" shall mean the registered holder of any unit as recorded on the books of the Trustee, his legal representatives and heirs and the successors of any other legal entity which is a registered holder of any unit and as such shall be deemed a beneficiary of the Trust created by this Indenture to the extent of his pro rata share thereof.

                   (25) "United States Treasury Obligations" ("Treasury Obligation(s)") shall mean debt obligations of the government of the United States or agencies thereof or obligations of an entity the payment of which is guaranteed by the full faith and credit of the United States, which have been stripped of their unmatured interest coupons or such coupons or receipts or certificates evidencing such obligations or coupons or contracts and funds for the purchase thereof. The obligor or guarantor of each obligation is the U.S. Government. Such obligations may include certificates that represent ownership of the payments that comprise a U.S. government bond.

                   (26) Words importing the singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations, and associations, as well as natural persons.

                   (27) The words "herein," "hereby," "herewith," "hereof," "hereinafter," "hereunder," "hereinabove," "hereafter," "heretofore" and similar words or phrases of reference and association shall refer to this indenture in its entirety.

                   (28) "12b-1 fee rebate" shall mean, where applicable, an amount of money received by the Trustee in respect of l2b-1 fees assessed on particular Fund Shares held by the Trust.

                                   ARTICLE II

                   DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST;
                     ISSUANCE OF UNITS; FORM OF CERTIFICATES

                  Section 2.01. Deposit of Securities: The Depositor, concurrently with the execution and delivery of the Reference Trust Agreement, has deposited with the Trustee in trust the Securities listed in the Schedule or Schedules attached to such Reference Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, administered and applied by the Trustee as herein provided. The Depositor shall deliver the Securities listed on said Schedule or Schedules to the Trustee which were not actually delivered concurrently with the execution and delivery of the Reference Trust Agreement within 90 days after said execution and delivery or, if Section 3.07 applies, within such shorter period as is specified in Section 3.07.

                  Section 2.02. Acceptance of Trust: The Trustee hereby accepts the Trust created by this Indenture for the use and benefit of the Unit Holders in the Trust, subject to the terms and conditions of this Indenture.

                  Section 2.03. Issue of Units: By executing the Reference Trust Agreement, the Trustee will thereby acknowledge receipt of the deposit relating to the Trust to which such Reference Trust Agreement relates, referred to in
Section 2.01, and simultaneously with the receipt of said deposit, will either
(a) record on its books for the account of the Depositor the aggregate number of Units of the Trust issued in exchange therefor or (b) execute Certificates substantially in the form above recited representing the ownership of all Units of the Trust, as specified in Part II of the Reference Trust Agreement and deliver same to the Depositor. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, which revised number of Units shall be recorded by the Trustee on its books.

                  The Trusts created by this Indenture are separate and distinct trusts for all purposes and the assets of one such trust may not be commingled with the assets of any other nor shall the expenses of any such trust be charged against the other. The Units or Certificates therefor representing the ownership of a fractional undivided interest in one Trust shall not be exchangeable for Units or certificates representing the ownership of an undivided fractional interest in any other.

                  Section 2.04. Form of Certificates: Each Certificate referred to in Section 2.03 in the case of a Trust for which Certificates are issued shall be in substantially the form hereinabove recited, numbered serially for identification in fully registered form, transferable only on the books of the Trustee as herein provided, executed manually by an authorized officer of the Trustee and in facsimile by an authorized officer of the Depositor of the Trust to which the Certificate relates, and dated the date of execution and delivery by the Trustee.

                  Uncertificated Units: In the case of a Trust where Units will be held in uncertificated form, all Units shall be held in uncertificated form, unless and until the Depositor directs the Trustee to issue Certificates. The Trustee may deem and treat the person in whose name any Unit is registered upon the books of the Trustee as the owner thereof for all purposes.

                  Section 2.05. Deposit of Additional Securities: From time to time and in the discretion of the Depositor, the Depositor may make deposits of Additional Securities duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or contracts to purchase Additional Securities and cash or an irrevocable letter of credit in an amount necessary to consummate the purchase of any Additional Securities pursuant to such contracts ("Additional Contract Securities")) and/or cash (or a letter of credit in lieu of cash) with instructions to the Trustee to purchase one or more additional Securities

(which cash (or cash in an amount equal to the face amount of the letter of credit), to the extent not used by the Trustee to purchase such Additional Securities within the 90-day period following the first deposit of Securities in the Trust, shall be distributed to Unit Holders on the Quarterly Distribution Date next following such 90-day period or such earlier date as the Depositor and the Trustee determine) and Cash (as defined below), if Cash is an asset of the Trust immediately prior to the supplemental deposit, provided that each deposit during the 90-day period following the first deposit of Securities in the Trust shall replicate, to the extent practicable as hereinafter provided, the Securities (including Contract Securities) and shall exactly replicate Cash (other than Cash to be distributed solely to persons other than persons receiving the distribution as holders of Additional Units created by the deposit) held in the Trust immediately prior to each such deposit; and provided further that each deposit of Additional Securities and Cash, if any, subsequent to such 90-day period shall exactly replicate the Securities (including Contract Securities) and Cash (other than Cash to be distributed solely to persons other than persons receiving the distribution as holders of Additional Units created by the deposit) held in the Trust immediately prior to each such deposit. For purposes of this paragraph, Cash means cash on hand in the Trust and/or cash receivable by the Trust as of the date of the supplemental deposit reduced by payables and accrued expenses.

                  Accordingly, for a deposit subsequent to the 90-day period following the first deposit of Securities:

                  1. Any Additional Securities included in a deposit shall be identical to Securities held in the Trust immediately prior to the deposit and in amounts such that (i) the number of shares and maturity amount of Additional Securities of a particular issue included in a deposit divided by (ii) the aggregate of the number of shares and maturity amount of all Additional Securities included in the deposit results in a fraction which is the same as the fraction resulting from division of (iii) the aggregate number of shares and maturity amount of the Securities of the same issue held in the Trust immediately prior to the deposit divided by (iv) the aggregate number of shares and maturity amount of all Securities held in the Trust immediately prior to the deposit;

                  2. Any deposit of Additional Securities shall be accompanied by Cash in an amount bearing the same ratio to the aggregate number of shares of all Additional Securities in the deposit as the Cash held in the Trust immediately prior to the deposit bears to the aggregate number of shares of all Securities held in the Trust immediately prior to the deposit, exclusive of Cash held in the Trust and designated for distribution solely to persons other than persons receiving the distribution as holders of Additional Units created by the deposit; and for deposit during the 90-day period following the first deposit of Securities in the Trust, the rules stated in subparagraphs (1) and (2) of this paragraph shall apply except that any Additional Securities (including Additional Contract Securities) need be only substantially similar

(rather than identical) to Securities held in the Trust immediately prior to the deposit and need meet the proportionality requirements only to the extent practicable. Without limiting the generality of the phrase "to the extent practicable," if the Depositor specifies a minimum number of shares of a Security with respect to a particular trust to be included in a deposit and such minimum requirement cannot be met or if a Security identical to a Security held in the Trust is not readily obtainable, substitution of other substantially similar Securities (including Securities of an issue originally deposited) in order to meet the foregoing proportionality requirements shall be considered as a meeting of such requirements "to the extent practicable."

                  Each deposit of Additional Securities shall be listed in and made in accordance with a Supplementary Schedule to the Reference Trust Agreement stating the date of such deposit and the number of Additional Units being issued therefor. The Trustee shall acknowledge in such Supplementary Schedule receipt of the deposit, and simultaneously with the receipt of said deposit, reflect the aggregate number of Additional Units specified in such Supplementary Schedule by recording such Additional Units in its books and if the Units are represented by Certificates by executing Certificates representing the ownership of such Units and deliver same to the Depositor. The parties hereto agree that a Supplementary Schedule to the Reference Trust Agreement may be delivered by telecopier or in another format that may be read and that such delivery shall have the same force and effect as the delivery of an original executed document. Such Additional Securities shall be held, administered and applied by the Trustee in the same manner as herein provided for the Securities. The execution by the Depositor in connection with the deposit of Additional Securities of a Supplementary Schedule to the Reference Trust Agreement shall constitute the approval by the Depositor as satisfactory in form and substance of the contracts to be entered into or assumed by the Trustee with regard to any Additional Securities listed on such Supplementary Schedule and authorization to the Trustee on behalf of the Trust to enter into or assume such contracts and otherwise to carry out the terms and provisions thereof or to take other appropriate action in order to complete the deposit of the Additional Securities covered thereby into the Trust.

                  Section 2.06. Register of Units: A register shall be kept by the Trustee containing the names and addresses of Unit Holders and the number of Units owned by each Unit Holder, and in which all issues, exchanges, transfers and cancellations of Units shall be recorded.

                                   ARTICLE III

                             ADMINISTRATION OF TRUST

                  Section 3.01. Initial Costs: The costs of organizing the Trust and sale of the Trust Units shall, to the extent of the expenses reimbursable to the Depositor provided below, be borne by the Unit Holders, provided, however, that, to the extent all of such costs are not borne by Unit Holders, the amount of such costs not borne by Unit Holders shall be borne by the Depositor and, provided further, however, that the liability on the part of the Depositor under this Section 3.01 shall not include any fees, costs or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. Upon notification from the Depositor that the primary offering period is concluded, the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units in an amount certified to the Trustee by the Depositor. If the balance of the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under
Section 4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this section shall be for the account of the Unit Holders of record at the conclusion of the primary offering and shall not be reflected in the computation of Unit Value prior thereto. As used herein, the Depositor's reimbursable expenses of organizing Trust and sale of the Trust Units shall include cost of the initial preparation and typesetting of the registration statement, prospectuses (preliminary prospectuses), the indenture, and other documents relating to the Trust, Federal and State blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in preparation and printing of brochures and advertising materials and any other selling expenses. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01shall be reserved by the Trustee for such purpose and shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per-Unit amount allocable to Units tendered for redemption. As directed by the Depositor, the Trustee will advance funds to the Trust in an amount necessary to reimburse the Depositor pursuant to this Section and recover such advance from the sale or sales Securities at such time as the Depositor shall direct, but in no event later than the termination of the Trust. Repayment of any such advance shall be secured by a lien on the assets of the Trust prior to the interest of the Unit Holders as provided in Section 6.04.

                  Section 3.02. Income Account: The Trustee shall collect the cash dividend income on the Securities in the Trust as such are paid, and all 12b-1 fee rebate amounts, and credit such amounts to a separate account to be known as the "Income Account."

                  Section 3.03. Principal Account: The Securities in the Trust and all monies, including capital gains paid on the Fund Shares, other than amounts credited to the Income Account for the Trust, received by the Trustee in respect of the Securities in the Trust shall be credited to a separate account for the Trust to be known as the "Principal Account" for the Trust.

                  Section 3.04. Reserve Account: (a) From time to time the Trustee shall withdraw from the Principal Account to the extent funds on deposit in the Income Account are not sufficient such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust. Such amounts so withdrawn shall be credited to a separate account for the Trust which shall be known as the "Reserve Account." The Trustee shall not be required to distribute to the Unit Holders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the account from which it was withdrawn or, if such Trust has been terminated or is in the process of termination, the Trustee shall distribute to each Unit Holder thereof such holder's interest in the Reserve Account of such Trust in accordance with
Section 9.03.

                  (b) The Trustee also shall be entitled from time to time to withdraw from the cash on deposit in the Principal Account such amounts as it and the Depositor shall jointly deem necessary to establish a reserve for any applicable expenses that may be or become payable out of the Trust. Such amounts so withdrawn shall be credited to a separate account which shall be known as the "Reserve Expense Account." The Trustee shall not be required to distribute to the Unit Holders any of the amounts in the Reserve Expense Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary to reserve for payment of any applicable expenses, then it shall promptly deposit such amounts in the account from which withdrawn or if the Trust shall have terminated or shall be in the process of termination, the Trustee shall distribute the same in accordance with Section 9.03 to each Unit Holder according to such Unit Holder's interest in the Reserve Expense Account.

                  Section 3.05. Distribution: As of each Quarterly Computation Date for the Trust, the Trustee shall:

                  (a) deduct from the Income Account, or, to the extent funds are not available in such Income Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive on account of its services theretofore performed and its expenses, losses and liabilities theretofore incurred pursuant to Section 6.04;

                  (b) deduct from the Income Account, or, to the extent funds are not available in such Income Account, from the Principal Account and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to Section 4.03; and

                  (c) deduct from the Income Account, or, to the extent funds are not available in such Income Account, from the Principal Account, an amount equal to the unpaid fees and expenses, if any, including registration charges, Blue Sky fees, printing costs, attorneys' fees, auditing costs and other miscellaneous out-of-pocket expenses, as certified by the Depositor, incurred in keeping the registration of the Units and the Trust on a current basis pursuant to Section 9.05. If the cash dividend, 12b-1 fee rebate and capital gains distributions to the Trust are insufficient to provide for amounts payable pursuant to paragraphs (a), (b), and (c) of this Section 3.05, the Trustee is hereby authorized to sell Fund Shares (not Treasury Obligations) to pay such amounts.

                  On each Quarterly Distribution Date or within a reasonable period of time thereafter, the Trustee shall provide such of the following distribution elections as the Depositor directs: (1) distributions by mail to each Unit Holder of record at the close of business on the immediately preceding Quarterly Record Date at his post office address as shown on the books of the Trustee of such Unit Holder's pro rata share of the balance of the Income Account, computed as of the preceding Quarterly Computation Date for the Trust, plus such Unit Holder's pro rata share of the distributable cash balance of the Principal Account of the Trust, computed as of the preceding Quarterly Record Date for the Trust, except as reduced by (x) any amounts deducted pursuant to Paragraphs (a), (b) and (c) of this Section 3.05 and (y) any amounts needed to redeem Units pursuant to Section 5.02 hereof, (2) investment of the amount otherwise distributable pursuant to election (1) above in Fund Shares or Units, or (3) distributions to be made to the designated agent for any other investment program, when, as and if, available to the Unit Holder through the Depositor. If no election is offered by the Depositor or if no election is specified by the Unit Holder at the time of purchase of any Unit, distributions, if any, shall be made by mail to the Unit Holder as provided in (1) above. Once a distribution election has been chosen by the Unit Holder, such election shall remain in effect until changed by the Unit Holder. Such change of election may be made by notification thereof to the Trustee. A transferee of any Unit may make his distribution election in the manner as set forth above. The Trustee shall be entitled to receive in writing a notification from the Unit Holder as to his or her change of address. Notwithstanding the foregoing, the Trustee shall not be required to make a distribution unless the aggregate cash balance available for distribution in the Income and Principal Accounts is at least the amount specified in the Prospectus for the Trust. As directed by the Depositor, not less than once per year, on a Quarterly Distribution Date, or on an additional date(s) following receipt by the Trustee of a

November or December distribution on the Fund Shares, the Trustee shall distribute to Unit Holders the entire cash balance in the Income and Principal Accounts available for distribution.

                  If the Depositor fails to replace any failed Treasury Obligation in accordance with Section 3.07, the Trustee shall distribute to all Unit Holders the cost to the Trust attributable to such Treasury Obligation not later than the next Quarterly Distribution Date and, to the extent funds are provided by the Depositor, will at such time distribute on behalf of the Depositor the sales charges attributable to such Treasury Obligation.

                  If less than all monies attributable to a failed Treasury Obligation have been applied by the Trustee to purchase Replacement Treasury Obligations, the Trustee shall distribute the remaining monies to Unit Holders not later than the next Quarterly Distribution Date.

                  All amounts (i) permitted to be withdrawn from the Principal Account under this Indenture in order to satisfy obligations which, pursuant to the terms hereof, are first to be paid out of the Income Account to the extent funds are available, or (ii) permitted to be withdrawn from the Principal Account pursuant to Section 5.02 hereof, may be made only from the balance in the Principal Account after excluding capital amounts being held for distribution to Unit Holders of record on the Record Date for a prior Quarterly Distribution Date pursuant to the following paragraph. The Principal Account shall be reimbursed for any such amounts described in clause (i) of the preceding sentence when sufficient funds are next available in the Income Account after giving effect to the payment from the Income Account of all amounts otherwise required to be deducted therefrom at that time.

                  The amounts to be so distributed to each Unit Holder of the Trust shall be the pro rata share of the cash balance of the Income and Principal Accounts of the Trust, computed as set forth above, as shall be represented by the Units registered in the name of such Unit Holder.

                  In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Income Account or the Principal Account of the Trust shall be held in the same manner as other amounts subsequently deposited in each of such Income or Principal Accounts, respectively.

                  For the purpose of distribution as herein provided, the holders of record on the registration books of the Trustee at the close of business on each Quarterly Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unit Holder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Principal Account of the Trust to individual Unit Holders by means of one check, draft or other proper instrument, provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof.

                  On each Deferred Sales Charge payment date set forth in the prospectus for a Trust, the Trustee shall pay the account created pursuant to
Section 3.15 the amount of the Deferred Sales Charge payable on each such date as stated in the Prospectus for a Trust. Such amount shall be withdrawn from the Principal Account and the Income Account from the amounts therein designated for such purpose or otherwise deducted from such accounts.

                  Section 3.06. Distribution Statements: With each distribution, if any, from the Income or Principal Accounts of the Trust the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account expressed as a dollar amount per Unit.

                  Within a reasonable period of time after the last business day of each calendar year, but not later than required by law, the Trustee shall furnish to each person who at any time during such calendar year was a Unit Holder of the Trust a statement setting forth, with respect to such calendar year:

                  (A)      as to the Income Account of the Trust:

                           (1) the amount of dividends received on the Fund Shares,

                           (2) the deductions for payment of applicable taxes, or other government charges, if any, compensation of the Evaluator and fees and expenses of the Trustee, and transfers to the Reserve Account, and any expenses paid by the Trust pursuant to Section 3.05 hereof,

                           (3) all l2b-1 fee rebate amounts and any Deferred Sales Charge paid,

                           (4) any other amount credited or deducted from the Income Account, and

                           (5)      the balance remaining after such
                                    distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year;

                  (B)      as to the Principal Account of the Trust:

                           (1) the dates of the sale, maturity, liquidation or redemption of any of the Securities, the identity of such Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Income Account,

                           (2) the amount paid for purchases of Replacement Treasury Obligations pursuant to Section 3.07, and for redemptions pursuant to
                                    Section 5.02,

                           (3) the deductions for payment of applicable taxes and other governmental charges, if any, compensation of the Evaluator and fees and expenses of the Trustee, transfers to the Reserve Account and any other expenses paid by the Trust under Section 3.05 hereof and any Deferred Sales Charge paid,

                           (4) the amount credited to or deducted from the Principal Account on account of distributions of capital gains, if any, on Fund Shares, and

                           (5) any other amount credited to or deducted from the Principal Account, and

                           (6)      the balance remaining after such
                                    distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year; and

                  (C)      the following information:

                           (1) a list of the Securities held in the Trust as of the last business day of such calendar year,

                           (2)      the number of Units of such Trust
                                    outstanding on the last business day of the calendar year,

                           (3) the Unit Value (as defined in Section 5.01) based on the last evaluation of such Trust made during such calendar year, and

                           (4) the amounts actually distributed during such calendar year from the Income and Principal Accounts of the Trust, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the record dates for such distributions.

                  Section 3.07. Replacement Securities: In the event that any Contract Security is not delivered due to any occurrence, act or event beyond the control of the Depositor and of the Trustee (such a Contract Security being herein called a "Special Security"), the Depositor shall notify the Trustee in writing of such failed contract and may instruct the Trustee to purchase Replacement Securities which have been selected by the Depositor having a cost not in excess of the cost of the Special Securities not so delivered. To be eligible for inclusion in the Trust, the Replacement Securities which the Depositor selects must: (i) in the case of Treasury Obligations be substantially identical to every Treasury Obligation then in the Trust; and (ii) be purchased within twenty days after delivery of notice of the failed contract to the Trustee or to the Depositor, whichever occurs first. Any Replacement Securities received by the Trustee shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as other Securities deposited hereunder. No such deposit of Replacement Securities shall be made after the earlier of (i) 90 days after the date of execution and delivery of the applicable Reference Trust Agreement or (ii) the first Quarterly Record Date to occur after the date of execution and delivery of the applicable Reference Trust Agreement.

                  Whenever a Replacement Security is acquired by the Depositor pursuant to the provisions of this Section 3.07, the Trustee shall, within five days thereafter, mail to all Unit Holders notices of such acquisition, including an identification of the Special Security and the Replacement Security acquired. The purchase price of a Replacement Security shall be paid out of the funds in the Principal Account attributable to the Special Security which it replaces. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such instructions from the Depositor and in the absence of such instructions the Trustee shall have no duty to purchase any Replacement Securities under this Indenture. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any Replacement Security or for errors of judgment in selecting any Replacement Security. The Trustee shall have no duty or responsibility with respect to the selection of any Replacement Security.

                  Section 3.08. Sale of Securities: In order to maintain the sound investment character of the Trust, the Depositor may by written notice direct the Trustee to sell or liquidate Securities at such price and time and in such manner as shall be determined by the Depositor, provided that the Depositor has determined, with respect to the Securities to be sold, that any one or more of the following conditions exist:

                  (a) that there has been a default by the issuer of the Securities in payment of declared dividends or redemption of Fund Shares;

                  (b) that any action or proceeding has been instituted in law or equity seeking to restrain or enjoin the payment under any such Securities, or attacking the validity of any of the Securities, or that there exists any other legal question or impediment affecting such Securities or the payment of dividends on the same;

                  (c) that there has been a default in the payment of principal or interest on any outstanding obligations of the issuer of any of the Securities;

                  (d) that there has been a decline in market price of any such Securities to such an extent, or such other market or credit factor exists, that in the opinion of the Depositor the retention of such Securities would be detrimental to the Trust and to the interests of the Unit Holders; and

                  (e) that the sale is required to provide funds for the payment to the Depositor of the Deferred Sales Charge then due as set forth in the Prospectus for the Trust. In order to pay the Deferred Sales Charge, the Trustee shall sell or liquidate such an amount of Securities at such time and from time to time and in such manner as the Depositor shall direct such that the proceeds of such sale or liquidation shall be sufficient to pay the amount required to be paid to the Depositor pursuant to the Deferred Sales Charge program as set forth in the Prospectus for a Trust.

                  Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell the specified Securities in accordance with such direction, and upon receipt of the proceeds of any such sale, after deducting therefrom any fees and expenses of the Trustee, any brokerage charges, taxes or other governmental charges, shall deposit such proceeds in the Principal Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell any Securities under this Section 3.08.

                  Section 3.09. Notice and Sale by Trustee: If at any time there has been a failure to pay a declared dividend on the Fund Shares the Trustee shall notify the Depositor thereof. If within thirty days after such notification the Depositor has not given any written instruction to sell or to hold or has not taken any other action in connection with such Fund Shares, the Trustee shall sell such Fund Shares forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

                  Section 3.10. Notice to Depositor: In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities in a Trust (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action (not inconsistent with its duties as Trustee) as the Depositor shall in writing direct; provided, however, that the Trustee shall vote the Fund Shares as closely as possible, in the same manner, as the shares of such Fund held by owners other than the Trust are voted; and provided, further however, that if the Depositor shall not within five business days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this section.

                  Section 3.11. Trustee Not to Amortize: Nothing in this Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Interest Account and the Principal Account of the Trust by reason of any premium or discount in respect of any of the Securities except as required by any applicable law or accounting practice.

                  Section 3.12. Deferred Sales Charge. If the Reference Trust Agreement and Prospectus for a Trust specifies a Deferred Sales Charge, the Trustee shall, on the dates specified in and as permitted by the Prospectus, withdraw from the Income Account or from the Principal Account, as directed by the Depositor, an amount per Unit specified in the prospectus and credit such amount to a special, non-Trust account maintained at the Trustee out of which the Deferred Sales Charge will be distributed to the Depositor. If the balances in the Income and Principal Accounts are insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Income Account or the Principal Account, sell Securities and credit the proceeds thereof to such special Depositor's Account or credit Securities in kind to such special Depositor's Account. Such directions shall identify the Securities, if any, to be sold or distributed in kind and shall contain, if the Trustee is directed by the Depositor to sell a Security, instructions as to execution of such sales. If a Unit Holder redeems Units prior to full payment of the Deferred Sales Charge, the Trustee shall, if so provided in the Reference Trust Agreement and Prospectus, on the Redemption Date, withhold from the Redemption Price payment to such Unit Holder an amount equal to the unpaid portion of the Deferred Sales Charge as such amount is certified by the Depositor to the Trustee prior to the Redemption Date, upon which certification the Trustee shall be entitled to rely, and distribute such amount to such special Depositor's Account or, if the Depositor shall purchase such Unit pursuant to the terms of
Section 5.02 hereof, the Depositor shall pay the Redemption Price for such Unit less the unpaid portion of the Deferred Sales Charge. The Depositor may at any time instruct the Trustee to distribute to the Depositor cash or Securities credited to the special Depositor's Account. References to Deferred Sales Charge in this Trust Indenture and

Agreement shall include any creation and development fee indicated in the Prospectus for a Trust. The creation and development fee shall be payable on each date so designated and in an amount determined as specified in the Prospectus for a Trust.

                                   ARTICLE IV

                       EVALUATION OF SECURITIES; EVALUATOR

                  Section 4.01. Evaluation by Evaluator: The Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the per Unit value of the Securities in the Trust as of the Evaluation Time on the bid side of the market on the days on which the Trustee shall make the Trust Evaluation required by Section 5.01 and, in addition, (i) as of the Evaluation Time on the offering side of the market each business day during the initial public offering period, (ii) if and as long as requested by the Depositor on the offering side of the market on each business day following such initial public offering period, and (iii) on any other day requested by the Depositor or the Trustee. In making the evaluations the Evaluator may determine the value of each issue of the securities in the Trust by the following methods or any combination thereof which it deems appropriate: (i) on the basis of current bid or offering prices of such securities as obtained from investment dealers or brokers (including the Depositor) who customarily deal in securities comparable to those held by the Trust, or (ii) if bid or offering prices are not available for any of such securities, on the basis of bid or offering prices for comparable securities, or (iii) by appraisal or (iv) by any combination of the above. The Evaluator shall also make a per Unit evaluation of the Securities deposited in the Trust as of the times said Securities are deposited under this Indenture. Such evaluation shall be made on the same basis as set forth above and shall be based upon offering prices of said Securities. The Evaluator's determination of the offering price of the Securities of the Trust on the date of deposit shall be included in the Schedules attached to the Reference Trust Agreement.

                  Section 4.02. Tax Reports: For the purpose of aiding Unit Holders to satisfy any reporting requirements of applicable Federal or state tax law, the Evaluator shall make available to the Trustee and the Trustee shall transmit to any Unit Holder upon written request of such Unit Holder any determinations made by the Evaluator pursuant to Section 4.01.

                  Section 4.03. Evaluator's Compensation: As compensation for its services hereunder, the Evaluator, with respect to each series, shall receive against a statement therefor submitted to the Trustee quarterly on or before each Quarterly Distribution Date from the Income Account to the extent funds are available and thereafter from the Principal Account the amount as set forth in the Summary of Essential Information in the Prospectus for each evaluation of the series, provided, however, that if at any time the fee of the Trustee shall have been increased pursuant to Section 6.04, the compensation of the Evaluator hereunder shall at the same time be ratably increased.

                  Section 4.04. Liability of Evaluator: The Trustee, Depositor and Unit Holders may rely on any evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, the Depositor or Unit Holders for errors in judgment; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

                  Section 4.05. Successor Evaluator: (a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositor and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator. The Depositor may remove the Evaluator at any time upon 30 days' written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor. Such appointment shall be made by written instrument executed by the Depositor, in duplicate, one copy of which shall be delivered by the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor evaluator shall be mailed by the Trustee to each Unit Holder.

                  (b) Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Agreement.

                  (c) In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Trustee, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

                  (d) Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, or any corporation succeeding to all or substantially all of the business of the Evaluator hereunder, shall be the successor evaluator under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

                  (e) Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection (b) hereof.

                                    ARTICLE V

                TRUST EVALUATION; REDEMPTION, PURCHASE, TRANSFER,
                   INTERCHANGE OR REPLACEMENT OF CERTIFICATES

                  Section 5.01. Trust Evaluation: The Trustee shall make an evaluation of the Trust as of the Evaluation Time, (i) on the last business day of each of the months of June and December, (ii) on the day on which any Unit of the Trust is tendered for redemption, and (iii) on any other day desired by the Trustee or requested by the Depositor. Such evaluations shall take into account and itemize separately (1) the cash on hand in the Trust (other than monies on deposit in the Reserve Account, funds deposited on the date hereof by the Depositor for the purchase of Securities and not theretofore credited to the Principal Account pursuant to Section 3.03 and funds in the Principal Account with respect to which contracts for the purchase of the Replacement Securities have been entered into pursuant to Section 3.07), (2) the value of each Security in the Trust on the bid side of the market as determined by the Evaluator pursuant to Section 4.01, and (3) all other assets of the Trust. For each such evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing accrued expenses of the Trust including but not limited to unpaid fees and expenses of the Trustee and the Evaluator and expenses of the Trust (including legal and auditing expenses), in each case as reported by the Trustee to the Evaluator on or prior to the date of evaluation and (ii) cash held for distribution to Unit Holders of record as of a date prior to the evaluation then being made. The value of the pro rata share of each Unit of the Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value."

                  The Trustee shall promptly advise the Depositor of each determination of Unit Value made by it as above provided, and, shall promptly furnish to the Depositor such information regarding the Principal, Income and Reserve Accounts as the Depositor may reasonably request.

                  Section 5.02. Redemptions by Trustee; Purchases by Depositor:
Any Unit tendered for redemption by a Unit Holder or his duly authorized attorney to the Trustee at its corporate trust office in the City of New York, shall be redeemed by the Trustee on the third business day following the day on which tender for redemption is made (being herein called the "Redemption Date"). Subject to payment by such Unit Holder of any tax or other governmental charges which may be imposed thereon, redemption of such Unit is to be made by payment on the Redemption Date of cash equivalent to the Unit Value, determined by the Trustee as of the Evaluation Time on the date of tender ("Redemption Price"). Units received for redemption by the Trustee on any day after the Evaluation Time will be held by the trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day. The Trustee, if so directed by the Depositor, may redeem Units in-kind (in whole or in part) by transfer to the redeeming Unit Holder, no later than the Redemption Date, of Securities (together with cash if such redemption is in part in-kind) equal in value to the Unit Value.

                  The Trustee may in its discretion, and shall when so directed by the Depositor, suspend the right of redemption for Units of the Trust or postpone the date of payment of the Redemption Price therefor for more than three business days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists, as a result of which disposal by the Trust of the Securities is not reasonably practicable or it is not reasonably practicable to determine fairly in accordance herewith the value of the Securities; or (3) for such other period as the Securities and Exchange Commission may by order permit, and the Trustee shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

                  Not later than the close of business on the day of tender of a Unit for redemption by a Unit Holder other than the Depositor, the Trustee shall notify the Depositor of such tender or such mandatory redemption. Such Depositor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the second business day after the day on which such Unit was tendered for redemption. Such purchase shall be made by payment for such Unit by the Depositor to the Unit Holder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Unit Holder.

                  Any Unit so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the corporate trust office of the Trustee in the manner provided in the first paragraph of this
Section 5.02.

                  If the Depositor does not elect to purchase any Unit of the Trust tendered to the Trustee for redemption, or if a Unit is being tendered by the Depositor for redemption, that portion of the Redemption Price which represents income shall be withdrawn from the Income Account of the Trust to the extent available. The balance paid on any redemption, including accrued and unpaid interest, if any, shall be withdrawn from the Principal Account of the Trust to the extent that funds are available for such purpose. If such available balance shall be insufficient the Trustee shall sell or redeem such of the Securities held in the Trust as are currently designated for such purposes by the Depositor as the Trustee in its sole discretion shall deem necessary. The Trustee shall sell, to the extent possible, Fund Shares and Treasury Obligations in the same ratio as the ratio of Fund Shares and Treasury Obligations then held in the Trust. To the extent the sale of Securities in such ratio is not in the best interest of the Unit Holders, Fund Shares shall be sold prior to the sale of Treasury Obligations. In the event that funds are withdrawn from the Principal Account for payment of amounts representing income, the Principal Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in the Income Account.

                  The Depositor shall maintain with the Trustee a current list of Securities held in the Trust designated to be sold for the purpose of redemption of Units of the Trust, and for payment of expenses hereunder, provided that if the Depositor shall for any reason fail to maintain such a list, the Trustee, in its sole discretion, may designate a current list of Securities for such purposes. The net proceeds of any sales of Securities from such list representing principal shall be credited to the Principal Account of the Trust.

                  The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or redemptions of Securities made pursuant to this Section 5.02.

                  Any Certificates evidencing Units redeemed pursuant to this
Section 5.02 shall be canceled by the Trustee, and any Unit or Units redeemed pursuant to this Section 5.02 shall be terminated by such redemption.

                  Section 5.03. Transfer or Interchange of Certificates: A Certificate (and the Units it represents) may be transferred by the registered holder thereof by presentation and surrender of such Certificate at the corporate trust office of the Trustee properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unit Holder or his authorized attorney, whereupon a new registered Certificate or Certificates for the same number of Units of the Trust executed by the Trustee and the Depositor will be issued in exchange and substitution therefor. Certificates issued pursuant to this Indenture are interchangeable for one or more other Certificates in an equal aggregate number of Units of the Trust and all Certificates issued shall be issued in denominations of one unit or any integral multiple thereof or a fraction thereof as may be requested by the Unit Holder.

                  If Units are uncertificated, Units may be transferred by the registered holder thereof by presentation of transfer instructions, at the corporate trust office of the Trustee properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unit Holder or his authorized attorney as the Trustee deems necessary to evidence the authority of the person making the transfer.

                  The Trustee may deem and treat the person in whose name any Certificate or Unit shall be registered upon the books of the Trustee as the owner of such Certificate or Unit for all purposes hereunder, and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Certificate or Unit shall be so registered.

                  A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unit Holder to the Trustee. The Trustee may require a Unit Holder to pay $2.00 for each new Certificate issued on any such transfer or interchange or such other amount as may be specified by the Trustee and approved by the Depositor.

                  All Certificates cancelled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.

                  Section 5.04. Certificates Mutilated, Destroyed, Stolen or
Lost: In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the Unit Holder's furnishing the Trustee with proper identification and indemnity satisfactory to the Trustee, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur. Any mutilated Certificate shall be duly surrendered and cancelled before any new Certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new Certificate a sum sufficient to pay any tax or other governmental charge will be imposed and payment of the fees and expenses of the Trustee may be required. Any such new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  In the event the Trust has terminated or is in the process of termination, the Trustee may, instead of issuing a new Certificate in exchange and substitution for any Certificate which shall have become mutilated or shall have been destroyed, stolen or lost, make the distributions in respect of each mutilated, destroyed, stolen or lost Certificate (without surrender thereof except in the case of a mutilated Certificate) as provided in Section 9.03 hereof if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Certificate, evidence to the satisfaction of the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.

                                   ARTICLE VI

                                     TRUSTEE

                  Section 6.01. General Definition of Trustee's Liabilities, Rights and Duties: in addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as elsewhere set forth herein, the liabilities of the Trustee are further defined as follows:

                  (a) all monies deposited with or received by the Trustee hereunder shall be held by it without interest in trust as part of the Trust or the Reserve Account until required to be disbursed in accordance with the provisions of this Indenture and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid reference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940; as part of the Trustee's compensation the Trustee may benefit from reasonable cash balances in the Income and Principal Accounts, as provided in Section 6.04;

                  (b) the Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of monies, any of the Securities, Units or Certificates issued pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder; provided, however, that the Trustee shall not in any event be liable or responsible for any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof which construction may be concurred in by the parties to the Indenture and such an interpretation shall be binding upon the Unit Holders and the parties to the Indenture. The parties to the Indenture shall be under no liability for any good faith interpretation of the Indenture;

                  (c) the Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor or the Evaluator, or for the form, character, genuineness, sufficiency, value or validity of any Securities or for or in respect of the validity of sufficiency of the Certificates or of the due execution thereof by the Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit Holder or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signatures by or on behalf of the Depositor or the Evaluator;

                  (d) the Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability, unless as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Income and Principal Accounts of the Trust. Subject to the foregoing the Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unit Holders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Principal Accounts, and the payment of such costs and expenses shall be secured by a lien on the Trust prior to the interests of the Unit Holders;

                  (e) the Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care; provided, however, that if the Trustee chooses to employ the Depository Trust Company in connection with the storage and handling of, and the furnishing of administrative services in connection with the Securities, the Trustee will be answerable for any default or misconduct of the Depository Trust Company and its employees and agents as fully and to the same extent as if such default or misconduct had been committed or occasioned by the Trustee. The Trustee shall be fully protected in respect of any action under this Agreement taken, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The accounts of the Trusts shall be audited not less frequently than annually by independent certified public accountants designated from time to time by the Depositor, and the reports of such accountants shall be furnished by the Trustee to Unit Holders upon request. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable from the Income and Principal Accounts of the Trust as set forth in Section 6.04 hereof;

                  (f) if at any time there is only one Depositor acting hereunder and such Depositor shall resign pursuant to Section 8.04 or shall fail to undertake or perform any of the duties which by the terms of this Agreement are required by it to be undertaken or performed or the Depositor shall be dissolved or become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Depositor or of its prop-erty should be appointed, or any public officer shall take charge or control of the Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor depositor who shall act hereunder in all respects in place of the Depositor which successor shall be satisfactory to the Trustee, and which may be compensated semiannually, at rates deemed by the Trustee to be reasonable under the circumstances, by deduction from the Income Account of the Trust or, to the extent funds are not available in such Account, from the Principal Account of the Trust but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) act as Depositor itself without terminating the Trust, or (3) terminate the Indenture and the Trust created hereby and liquidate the Trust in the manner provided in Section 9.03;

                  (g) if the aggregate net value of all Trust assets as shown by any evaluation by the Trustee pursuant to Section 5.01 hereof is less than 40% of the aggregate maturity amounts of the Treasury Obligations deposited in the Trust calculated after the most recent deposit of Treasury obligations in the Trust (without reduction for disposition of Treasury Obligations), or if Replacement Treasury Obligations are not acquired, or if there has been a material change in the Fund's objectives, the Trustee shall when so directed by the Depositor, terminate this Indenture and the trust created hereby and liquidate the Trust, all in the manner provided in Section 9.03;

                  (h) the Trustee is authorized and empowered to execute and file on behalf of the Trust any and all documents, in connection with consents to service of process, required to be filed under the securities laws of the various States in order to permit the sale of Units of the Trust in such States by the Depositor;

                  (i) in no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of the Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Reserve Account and/or the Income and Principal Accounts of the Trust, and the payment of such amounts so paid by the Trustee shall be secured by a lien on the Trust prior to the interests of the Unit Holders;

                  (j) the Trustee except by reason of its own negligence, lack of good faith or willful misconduct in the performance of its duties hereunder shall not be liable for any action taken, omitted or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (k) the Trustee shall sell Fund Shares for the purpose of payment of expenses hereunder to the extent that the Income Account amounts are insufficient to pay such expenses. The net proceeds of any such sales of Fund Shares, to the extent not used for payment of expenses, shall be credited to the Principal Account;

                  (l) so long as shall be required by Section 26(a)(2)(C) of the Investment Company Act of 1940, no payment to the Depositor or to any principal underwriter (as defined in such Act) for the Trust or to any affiliated person (as so defined) or agent of the Depositor or such underwriter shall be allowed the Trustee as an expense except for payment not in excess of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee itself.

                  Section 6.02. Books, Records and Reports: The Trustee shall keep proper books of record and account of all the transactions under this Indenture at its corporate trust office including a record of the name and address of, the Units held by, and the Certificates, if any, issued by the Trust and held by, every Unit Holder, and the books and records shall be open to inspection by any Unit Holder of the Trust at all reasonable times during the usual business hours of the Trustee at its corporate office.

                  The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

                  Section 6.03. Indenture and List of Securities on File: The Trustee shall keep a certified copy in duplicate original of this Indenture (including the Reference Trust Agreement) on file at its corporate trust office available for inspection at all reasonable times during its usual business hours by any Unit Holder, together with a current list of the Securities in the Trust.

                  Section 6.04. Compensation: For services performed under this Indenture the Trustee shall receive as compensation such amount as specified in the Reference Trust Agreement. Such compensation shall be payable quarterly in an amount equal to one-fourth of the estimated annual compensation of the Trustee on or before each Quarterly Distribution Date from the Income Account to the extent monies are available and thereafter from the Principal Account and shall be computed on the basis of the greatest amount of Units in the Trust at any time during the previous quarter with respect to which such compensation is being computed. The Trustee may from time to time adjust its computation set forth above; provided, however, that the total adjustment upward does not, at the effective time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent" or, if such Index is no longer published, in a similar index to be determined by the Trustee and the Depositor. Further provided, however, that the right of the Trustee to increase its fees shall not be cumulative and, if not exercised by the Trustee for any calendar year, shall be deemed waived for such calendar year. No exercise of its right to such increase shall be effective unless made by the Trustee by means of written notification to the Depositor within 60 days following the publication of the annual consumer price information referred to above. The consent or concurrence of any Unit Holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be deemed to provide only for the usual normal and proper functions undertaken as Trustee pursuant to this Indenture. In addition to the foregoing compensation, as part of the Trustee's compensation for ordinary services performed under this Indenture, the Trustee is entitled to the benefits to the Trustee that may result from positive balances in the Income and Principal Accounts. In addition, the Trustee may charge, to the extent then lawful, the Income and Principal Accounts of the Trust for any and all expenses (including but not limited to legal, auditing and printing expenses) of maintaining registration or qualification of the Units and/or the Trust under Federal or state securities laws subsequent to initial registration so long as the Depositor is maintaining a market for the Units and including the fees of counsel which may be retained by the Trustee in connection with its activities hereunder, and disbursements incurred hereunder and additional compensation for any extraordinary services performed by the Trustee hereunder and various governmental charges, expenses and costs of any action taken by the Trustee to protect the Trust and the rights and interests of Unit Holders, expenses of indemnification of the Depositor for any losses, liabilities and expenses in acting as Depositor under the Indenture without gross negligence, bad faith, willful misfeasance or willful misconduct or disregard of its obligations and duties, expenses incurred in contacting Unit Holders upon termination of the Trust and the cost of independent public accountant auditors of the Trust. The Trustee shall be indemnified by the Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Income and Principal Accounts of the Trust shall be insufficient to provide for amounts payable pursuant to paragraphs (a), (b) and (c) of Section 3.05 hereof, the Trustee shall have the power to sell Fund Shares of the Trust. If the aggregate cash balances of the Income and Principal Accounts plus the proceeds of the sale of the Fund Shares after deducting ordinary trust expenses are insufficient to pay extraordinary trust expenses, the Trustee shall have the power to sell Treasury Obligations held by the Trust. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 6.04. Any monies payable to the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interests of the Unit Holders.

                  Section 6.05. Removal and Resignation of Trustee; Successor:
The following provisions shall govern the removal and resignation of the Trustee and the appointment of any successor trustee:

                  (a) the Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of the Trust and filing the same with the Depositor and mailing a copy of a notice of resignation to all Unit Holders then of record, not less than sixty days before the date specified in such instrument when, subject to
         Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. If at any time the Trustee shall become incapable of acting, or shall have an order of relief entered with respect to it, or shall be adjudicated a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, or upon the determination of the Depositor to remove the Trustee for any reason, either with or without cause, including but not limited to a determination by the Depositor that the Trustee has materially failed to perform its duties under the Indenture and the interest of Unit Holders has been substantially impaired as a result, then in any such case the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee; provided that a notice of such removal and appointment of a successor trustee shall be mailed by the Depositor to each Unit Holder then of record;

                  (b) any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the retiring Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by them transferring to such successor trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor trustee all Securities and monies at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture. The retiring Trustee shall, nevertheless retain a lien upon all Securities and monies at the time held by it hereunder to secure any amounts then due the retiring Trustee;

                  (c) in case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee;

                  (d) any corporation into which any trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding;

                  (e) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

                  Section 6.06. Qualifications of Trustee: The Trustee shall be a corporation organized and doing business under the laws of the United States or the State of New York, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000 and having its principal office and place of business in the Borough of Manhattan, the City and State of New York.

                                   ARTICLE VII

                             RIGHTS OF UNIT HOLDERS

                  Section 7.01. Beneficiaries of Trust: By the purchase and acceptance or other lawful delivery and acceptance of a Unit of the Trust the Unit Holder shall be deemed to be a beneficiary of such Trust and vested with all rights, title and interest in the Trust attributable to such Unit, subject to the terms and conditions of this Indenture and of the Certificate, if any, evidencing such Unit.

                  Section 7.02. Rights, Terms and Conditions: In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture, the Unit Holders shall have the following rights and powers and shall be subject to the following terms and conditions:

                  (a) a Unit Holder may at any time tender his Units to the Trustee for redemption in accordance with Section 5.02;

                  (b) the death or incapacity of any Unit Holder shall not operate to terminate this Indenture or the Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unit Holder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or monies from time to time received, held and applied by the Trustee hereunder;

                  (c) no Unit Holder shall have any right to vote or in any manner otherwise control the operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of a Certificate, be construed so as to constitute the Unit Holders from time to time as partners or members of any association; nor shall any Unit Holder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.

                                  ARTICLE VIII

                                    DEPOSITOR

                  Section 8.01. Liabilities; Power of Attorney: The Depositor, or the Depositors if there be more than one, shall be severally liable in accordance herewith for the obligations imposed upon and undertaken by the Depositor hereunder, provided, however, that, without in any way affecting or diminishing such several liability, each Depositor of the Trust shall indemnify the other Depositors thereof and hold such other Depositors harmless from and against any and all costs, expenses and liabilities (including attorneys' fees) which such other Depositors may suffer or incur as a result of or by reason of any act or failure to act hereunder on the part of the indemnifying Depositor. At all times prior to the termination of the Trust and while the Depositors thereof shall continue to act jointly hereunder, there shall be maintained on file with the Trustee a power of attorney executed in favor of one Depositor by the other Depositors constituting and appointing the nonexecuting Depositor the true and lawful agent and attorney-in-fact of the executing Depositors to execute and deliver for and on behalf of the executing Depositors any and all notices, opinions, certificates, lists, demands, directions, instruments, or other documents provided or permitted to be executed or delivered by the Depositors hereunder in connection with the Trust or to take any other action in respect hereof. Such power of attorney shall continue in effect as to the executing Depositors until written notice of revocation thereof has been given by such executing Depositors to the Trustee. Prior to receipt of such notice of revocation the Trustee shall be entitled to rely conclusively upon such power of attorney as authorizing the non-executing Depositor to give any notice, opinion, certificate, list, demand, direction, instrument or other document provided for or permitted hereunder or to take any other action in respect hereof on behalf of the executing Depositors as to which such power of attorney is in effect.

                  Section 8.02. Discharge: If there be more than one Depositor, the following provisions shall provide for the discharge of a Depositor and the liability of the Depositors in the event of the discharge of a Depositor:

                  (a) in the event that any Depositor shall fail to undertake or perform any of the duties which by the terms of this Agreement are required by it to be undertaken or performed and such failure shall continue for 30 days after notice to the Depositors from the Trustee or if any Depositor shall become incapable of acting or shall have any order of relief entered with respect to it, or a receiver of the property of any Depositor shall be appointed or any public officer shall take charge or control of any Depositor or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then such Depositor shall forthwith be and shall be deemed to be discharged forever as a Depositor hereunder and thereupon the remaining Depositors shall act hereunder without the necessity of any other or further action on its part or on the part of the Trustee;

                  (b) in the event that the power of attorney referred to in
         Section 8.01 shall be revoked by written notice given by an executing Depositor and it shall not be replaced within one business day by another power of attorney conforming with the requirements of said
         Section 8.01 the Depositors of the Trust shall be deemed to have been unable to reach agreement with respect to action to be taken jointly by them hereunder in connection with the Trust and thereupon the Depositor which has revoked the power of attorney executed by it shall be discharged hereunder upon the expiration of such one-day period and thereupon the other Depositors shall act hereunder without the necessity of any other or further action on their part or on the part of the Trustee;

                  (c) notwithstanding the discharge of a Depositor of the Trust in accordance with this Section 8.02, such Depositor shall continue to be fully liable in accordance with the provisions hereof in respect of action taken or refrained from under this Agreement by the Depositors before the date of such discharge or by the undischarged Depositors before or after the date of such discharge, as fully and to the same extent as if no discharge has occurred.

                  Section 8.03. Successors: The covenants, provisions and agreements herein contained shall in every case be binding upon any successor or successors to any Depositor and shall be binding upon the General Partners of any Depositor which may be a partnership and upon the capital interest of the limited partners of any Depositor which may be a partnership. In the event of the death, resignation or withdrawal of any partner of any Depositor which may be a partnership, the partner so dying, resigning or withdrawing shall be relieved of all further liability hereunder if at the time of such death, resignation or withdrawal such Depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. In the event of an assignment by any Depositor to a successor corporation or a Partnership as permitted by the next following sentence, such Depositor and, if such Depositor is a partnership, its partners shall be relieved of all further liability under this Agreement. Any Depositor may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of such Depositor, if, at the time of such transfer, such successor duly assumes all the obligations of such Depositor under this Agreement.

                  Section 8.04. Resignation: If at any time any Depositor of the Trust shall desire to resign its position as such a Depositor hereunder, the Depositor desiring to resign may resign by delivering to the Trustee an instrument executed by such resigning Depositor and upon such delivery, the resigning Depositor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such delivery; provided, however, that concurrently with or subsequent to such resignation the Trustee may appoint a new Depositor to act and to assume the duties of the resigning Depositor by an instrument executed by the Trustee and the new Depositor. Such new Depositor shall not be under any liability hereunder for occurrences or omissions prior to the effective time of execution of such instrument.

                  Section 8.05. Additional Depositors: The Depositor of the Trust and the Trustee may at any time appoint one or more corporations or partnerships to act as new Depositor of such Trust, in addition to those currently serving, by an instrument executed by such Depositor, the Trustee, and such corporations or partnerships; provided, however, that at the time of such execution each new Depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. Upon such execution, a new Depositor shall be deemed to be a depositor for all purposes under this

Indenture, and the covenants, provisions and agreements herein contained shall in every case be binding upon such new Depositor and shall be binding upon the General Partner of any such new Depositor which may be a partnership and upon the capital interest of the limited partners of any such new Depositor which may be a partnership, but such new Depositor shall not be liable hereunder for occurrences or omissions prior to the effective time of execution of such instrument.

                  Section 8.06. Exclusions from Liability: The following provisions shall provide for certain exclusions from the liability of the
Depositor:

                  (a) no Depositor of the Trust shall be under any liability to any other Depositor of the Trust, such Trust or the Unit Holders thereof, for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment or liable or responsible in any way for depreciation or loss incurred by reason of the acquisition or sale of any Securities; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor of the Trust may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to them, or any of them, by any other Depositor of the Trust, the Trustee, the Evaluator or any other person. The Depositor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Unit Holder, the Evaluator or the Trustee other than as expressly provided for herein;

                  (b) the Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Unit Holders hereunder;

                  (c) none of the provisions of this Agreement shall be deemed to protect or purport to protect the Depositor of the Trust against any liability to the Trust or to the Unit Holders thereof or to each other (if there is more than one Depositor) to which the Depositor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of the Depositor, or by reason of the Depositor's reckless disregard of the obligations and duties of the Depositor under this Agreement.

                                   ARTICLE IX

                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

                  Section 9.01. Amendments: This Indenture may be amended from time to time by the parties hereto or their respective successors, without the consent of any of the Unit Holders (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; or (b) to change any provision hereof as may be required by the Securities and Exchange Commission or any successor governmental agency exercising similar authority; or (c) to make such other provision in regard to matters or questions arising hereunder as shall not adversely affect the interests of the Unit Holders; provided, that the Indenture may also be amended by the Depositor and the Trustee (or the performance of any of the provisions of the Indenture may be waived) with the consent of Unit Holders evidencing 51% of the Units at the time outstanding under the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any or the provisions of the Indenture or of modifying in any manner the rights of Unit Holders; provided, further, that this Indenture (including any Reference Trust Agreement) may not be amended (nor may any provision thereof be waived) so as to (1) permit an increase in the number of Units issuable except as the result of the deposit of Additional Securities, as herein provided, or to reduce the relative interest in the Trust of any Unit Holder without his consent (2) permit the deposit or acquisition of Securities or other property either in addition to or in substitution for any of the Securities on hand in the Trust except in the manner permitted by the Trust Indenture as in effect on the Date of Deposit, or to provide the Trustee with the power to engage in business or investment activities not specifically authorized in this Indenture as originally adopted or (3) adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes.

                  Section 9.02. Notice of Amendment: Promptly after the execution of any amendment the Trustee shall furnish written notification of the substance of such amendment to all Unit Holders then of record at their addresses appearing on the registration books of the Trustee.

                  Section 9.03. Termination: The Trust shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in the Trust unless sooner terminated upon the direction of the Depositor to the Trustee. The Trust may be terminated upon the direction of the Depositor when the aggregate net asset value of all Trust assets as shown in the Evaluator's evaluation is less than 40% of the aggregate maturity amounts of the Treasury Obligations deposited in the Trust calculated after the most recent deposit of Treasury Obligations in the Trust (without reduction for disposition of Treasury Obligations), or if Replacement Treasury obligations are not acquired, or if there is a material change in the Fund's investment objectives as hereinbefore specified and may be terminated at any time by the written consent of the Holders of Fifty One per cent of the Units of the Trust; provided, that in no event shall the Trust continue beyond the Termination Date as set forth in Part II of the Reference Trust Agreement. Written notice of any termination, specifying the time or times at which the Unit Holders of such Trust may surrender any Certificates they hold for cancellation shall be given by the Trustee to each Unit Holder at his address appearing on the registration books of the Trustee.

                  (a) Within a reasonable period of time after termination of the Trust the Trustee shall liquidate such Securities of the Trust then held, if any, as it shall deem necessary for payment of Trust expenses, to the extent the amounts in the Income and Principal Accounts are insufficient, and shall:

                    (i) deduct from the Income Account of the Trust or, to the extent that funds are not available in such Account, from the Principal Account of the Trust and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary recurring services in connection with the Trust, (2) any compensation due it for its extraordinary services and (3) any costs, expenses or indemnities in connection with the Trust as provided herein;

                   (ii) deduct from the Income Account of the Trust or, to the extent that funds are not available in such Account, from the Principal Account of the Trust and pay any unpaid fee and expenses of the Evaluator in connection with the Trust;

                  (iii) deduct from the Income Account of the Trust or the
              Principal Account of the Trust any amounts which may be required to be deposited in the Reserve Account of the Trust to provide for payment of any applicable taxes or other governmental charges and any amounts which the Trustee and Depositor have jointly agreed to deposit in the Reserve Expense Account and any other amounts which may be required to meet expenses incurred under this Indenture in connection with the Trust.

                  (b) The Trustee shall fully liquidate the remaining Treasury Obligations and shall, upon each Unit Holder's surrender for cancellation of his Certificate or Certificates, if the Units are certificated, distribute to each Unit Holder such Unit Holder's pro rata interest in the balance of the Income Account and Principal Account of the Trust and the proceeds of such liquidation.

                  The amounts to be so distributed to each Unit Holder shall be the pro rata share of the balance of the total Income and Principal Accounts of the Trust as shall be represented by the Units therein held by such Unit Holder.

                  (c) A Unit Holder may notify the Trustee in writing on or before the Evaluation Time on the Termination Date as to whether such Unit Holder desires: 1) to receive his pro rata share of the Fund Shares in-kind; or 2) to receive the cash proceeds from the sale of his pro rata share of the Fund Shares. The Trustee shall liquidate all Fund Shares not distributed in-kind. Unit Holders who do not notify the Trustee of their election will receive cash from the sale of their pro rata share of Fund Shares (option 2). In any case, Unit Holders will receive their pro rata share of the Treasury Obligations and any other assets of the Trust in cash.

                  (d) A Unit Holder choosing in-kind distribution of Fund Shares will receive such distribution no later than the third business day after the Termination Date subject to payment by such Unit Holder of any tax or governmental charges which may be imposed thereon. This distribution shall consist of such Unit Holder's pro rata portion in whole shares of the Fund Shares held in the Trust as of the Termination Date. Fractional share entitlement will be distributed in cash.

                  (e) Together with such distribution to each Unit Holder as provided for in (b) of this Section, the Trustee shall furnish to each such Unit Holder a final distribution statement as of the date of computation of the amount distributable to Unit Holders, setting forth the information in substantially the form and manner provided for in
         Section 3.06 hereof.

                  The Trustee shall be under no liability with respect to monies held by it in the Income, Reserve, Reserve Expense and Principal Accounts upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

                  The Trustee may in its discretion, and shall when so directed by the Depositor in writing, postpone the Termination Date (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings; (2) for any period during which (as determined by the Securities and Exchange Commission by rule, regulation or order) (i) trading on the New York Stock Exchange is restricted or (ii) an emergency exists as a result of which disposal by the Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance with the provisions hereof the value of the Securities for the purposes of any Trust Evaluation; or (3) for such other periods as the Securities and Exchange Commission may by order permit.

                  In the event that all of the Unit Holders who hold Certificates of the Trust shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining holders of Certificates to surrender their Certificates for cancellation and receive the liquidation distribution with respect thereto. If within one year after the second notice all the

Certificates shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact the remaining holders of Certificates concerning surrender of their Certificates and the cost thereof shall be paid out of the monies and other assets which remain in trust hereunder.

                  Section 9.04. Construction: This Indenture is delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Unit Holders and the interpretation of the provisions hereof. Headings and titles herein are for convenience only and should not influence such interpretation.

                  Section 9.05. Registration of Units: The Depositor agrees and undertakes on its own part to register the units with the Securities and Exchange Commission or other applicable governmental agency pursuant to applicable federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of each Trust which refers to this Indenture and the Trustee shall incur no liability or be under any obligation or expense in connection therewith.

                  Section 9.06. Written Notice: Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor c/o Prudential Securities Incorporated at One Seaport Plaza, New York, New York 11292 or at such other address as shall be specified by the Depositor to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed or delivered to the corporate trust office of the Trustee, 101 Barclay Street, New York, New York 10286 or such other address as shall be specified to the other parties by the Trustee in writing. Any notice, demand, direction or instruction to be given to the Evaluator shall be in writing and shall be duly given if mailed or delivered to the Evaluator, Attention: Vice President, Bond Department, 55 Water Street, New York, New York 10041 or such other address as shall be specified to the other parties hereto by the Evaluator in writing. Any notice to be given to the Unit Holders shall be duly given if mailed or delivered to each Unit Holder at the address of such holder appearing on the registration books of the Trustee.

                  Section 9.07. Severability: If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held to be contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Certificates, or the rights of the Unit Holders.

                  Section 9.08. Dissolution of Depositors Not to Terminate: The dissolution of one or all of the Depositors (if more than one) from or for any cause whatsoever shall not operate to terminate this Indenture insofar as the duties and obligations of the Trustee and Evaluator are concerned.

                  Section 9.09. Name: Depositor reserves the right to use the name "Government Securities Equity Trust," with a distinguishing series number or name, without the consent of the Trustee.

                  IN WITNESS WHEREOF, Prudential Securities Incorporated has caused this Trust Indenture and Agreement to be executed by one of its authorized officers and its corporate seal to be hereto affixed and attested by its Assistant Secretary; The Bank of New York has caused this Trust Indenture and Agreement to be executed by one of its authorized officers and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. has caused this Trust Indenture and Agreement to be executed by facsimile signature by one of its authorized officers and its corporate seal to be hereto affixed and attested by facsimile signature by one of its Vice Presidents or Secretaries; all as of the day, month and year first above written.

                                            PRUDENTIAL SECURITIES
                                              INCORPORATED, Depositor

                                            By /s/ Richard R. Hoffmann
                                               ---------------------------------
                                                      First Vice-President
                                               Unit Investment Trust Department

(SEAL)

ATTEST:

By /s/ Kathleen Maguire
   ---------------------------
    Assistant Secretary

                                            THE BANK OF NEW YORK, Trustee


                                            By /s/ Thomas Centrone
                                               ---------------------------------
                                                 Vice President

(SEAL)

ATTEST:

By /s/ Dorothy Alencastro
   ---------------------------------
     Assistant Vice President

                                            KENNY S&P EVALUATION SERVICES, a di-
                                            vision of J.J. Kenny Co., Inc.
                                                 Evaluator

                                            By /s/ Frank A Ciccotto
                                               ---------------------------------
                                                 Title:  Vice President

(SEAL)

ATTEST

By /s/ James Davies
   ---------------------------------
    Title:  Senior Vice President

STATE OF NEW YORK          )
                                    :    ss.:
COUNTY OF NEW YORK         )

                  I, Rudolf Reitmann, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Tom Centrane and Dorothy Alencastro personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be the Vice President and Assistant Vice President, respectively, of The Bank of New York, a corporation, appeared before me this day in person, and acknowledged that they signed, sealed with the corporate seal of The Bank of New York, and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

                  GIVEN, under my hand and notarial seal this 18th day of July, 2000.

                                                     /s/ Rudolf Reitmann
                                                     -----------------------
                                                              Notary Public

(SEAL)